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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2002

PDS Gaming Corporation
(Exact name of Registrant as specified in its charter)

Commission File No. 0-23928

Minnesota (State or other jurisdiction of incorporation)	41-1605970 (I.R.S. Employer Identification No.)

6171 McLeod Drive, Las Vegas, Nevada 89120
(Address of principal executive offices)

(702) 736-0700
(Registrant's telephone number, including area code)

Item 5. Other Events.

        This report is being filed solely for the purpose of reporting the termination of Johan P. Finley's Rule 10b5-1 Stock Sales Plan effective July 11, 2002.

Item 7. Financial Statements and Exhibits.

        The following exhibit is included with this current report on Form 8-K as required by Item 601 of Regulation S-K.

Exhibit Number	Description
99.1	Press release dated July 11, 2002 announcing the termination of Rule 10b5-1 Stock Sales Plan.

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDS GAMING CORPORATION

Dated: July 11, 2002	By: /s/ MARTHA VLCEK Martha Vlcek Chief Financial Officer and Treasurer (a duly authorized officer)

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
  Signature